        As filed with the Securities and Exchange Commission on January 31, 1997
                                                        Registration No. 333-
--------------------------------------------------------------------------------
     S E C U R I T I E S    A N D     E X C H A N G E     C O M M I S S I O N

                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  APPLIX, INC.
               --------------------------------------------------
               (Exact name of issuer as specified in its charter)


        Massachusetts                                           04-2781676
-------------------------------                             ----------------
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                              Identification No.)


              112 Turnpike Road, Westboro, Massachusetts 01581-2831
              -----------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                           1994 EQUITY INCENTIVE PLAN
                           --------------------------
                            (Full title of the plan)

                            Patrick J. Rondeau, Esq.
                                  Hale and Dorr
                                 60 State Street
                           Boston, Massachusetts 02109
                     ---------------------------------------
                     (Name and address of agent for service)


                                 (617) 526-6670
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
                         -------------------------------
 Title of                         Proposed           Proposed
Securities      Amount to         Maximum            Maximum           Amount of
  to be             be         Offering Price       Aggregate         Registration
Registered      Registered        Per Share       Offering Price          Fee
----------      ----------     --------------     --------------      ------------
Common Stock,    495,214          $17.00(1)        $8,418,638(1)         $2,552
$.0025 par        shares
value

--------------------------

     (1) Estimated solely for the purpose of calculating the registration fee, and based on the average of the high and low prices as reported by Nasdaq on January 29, 1997 in accordance with Securities Act Rule 457(c) and (h).

                               Page 1 of 13 pages.
                        Exhibit Index begins on page 9.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information required by Part I is included in documents sent or given to participants in the 1994 Equity Incentive Plan of Applix, Inc., a Massachusetts corporation (the "Registrant"), pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. Incorporation of Certain Documents by Reference.
             -----------------------------------------------

     The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934 (as amended, the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission. The following documents, which are filed with the Securities and Exchange Commission, are incorporated in this Registration Statement by reference:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 as filed with the Commission on April 1, 1996.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above, comprised of the following:

               (i) The Amendment on Form 8-K/A to the Company's Current Report on Form 8-K, as filed with the Commission on January 12, 1996;

               (ii) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996 as filed with the Commission on May 3, 1996;

               (iii) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1996 as filed with the Commission on August 14, 1996;

               (iv) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 1996 as filed with the Commission on November 14, 1996;

               (v) The Company's Current Report on Form 8-K, as filed with the Commission on November 15, 1996; and

               (vi) The Amendment on Form 8-K/A to the Company's Current Report on Form 8-K, as filed with the Commission on January 14, 1997.

          (c) Registration Statement on Form 8-A as filed with the Commission on October 28, 1994.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

     Item 4. Description of Securities.
             -------------------------

     Not applicable.

     Item 5. Interests of Named Experts and Counsel.
             --------------------------------------

     Not applicable.

     Item 6. Indemnification of Directors and Officers.
             -----------------------------------------

     Section 67 of the Massachusetts Business Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against liabilities incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, unless such person shall have been adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation.

     The Registrant's Articles of Organization provide that a director or officer of the Registrant shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement reasonably incurred in connection with any litigation or other legal proceeding brought against him by virtue of his position as a director or officer of the Registrant unless he is deemed (in the manner provided in the Articles of Organization) to have not acted in good faith in the reasonable belief that his action was in the best interest of the Registrant. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be advanced by the Registrant to a director or officer, at his request, upon receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to indemnification.

     In the event of a determination by the Registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition a court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

     The Registrant's Articles of Organization further provide that the indemnification provided therein is not exclusive, and provide that in the event that the Massachusetts Business Corporation Law is amended to expand the indemnification permitted to directors or officers, the Registrant must indemnify those persons to the fullest extent permitted by such law as so amended.

     The Registrant has purchased and maintains insurance coverage under a policy insuring directors and officers of the Registrant against certain liabilities which they may incur as directors or officers of the Registrant, which may include coverage for liabilities arising under the Securities Act.

     Item 7. Exemption From Registration Claimed.
             -----------------------------------

     Not applicable.

     Item 8. Exhibits.
             --------

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

     Item 9. Undertakings.
             ------------

     1. The Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment therefor) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westboro, Massachusetts, on this 31st day of January, 1997.


                                              APPLIX, INC.


                                              By: /s/ Jitendra S. Saxena
                                                  ----------------------------
                                                  Jitendra S. Saxena
                                                  President and
                                                  Chief Executive Officer



                                POWER OF ATTORNEY

     We, the undersigned officers and directors of Applix, Inc. hereby severally constitute and appoint Patrick J. Scannell, Jr. and Patrick J. Rondeau, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Applix, Inc., to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

          WITNESS our hands and common seal on the date set forth below.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of January 31, 1997.



       Signature                                 Title
       ---------                                 -----

/s/Jitendra S. Saxena                   President,
--------------------------------        Chief Executive Officer
Jitendra S. Saxena                      and Director (Principal
                                        Executive Officer)

/s/Patrick J. Scannell, Jr.             Executive Vice President,
--------------------------------        Finance & Administration,
Patrick J. Scannell, Jr.                Chief Financial Officer
                                        and Treasurer (Principal
                                        Financial and Accounting
                                        Officer)

/s/Richard J. Davis                     Director
--------------------------------
Richard J. Davis



/s/Paul J. Ferri                        Director
--------------------------------
Paul J. Ferri



/s/Alain J. Hanover                     Director
--------------------------------
Alain J. Hanover



/s/David C. Mahoney                     Director
--------------------------------
David C. Mahoney

                                  EXHIBIT INDEX
                                  -------------


Exhibit
Number
--------


4.1       Restated Articles of Organization. (1)

4.2       By-Laws.(2)

4.3       Specimen Certificate of Common Stock of the Registrant.(3)

5.1       Opinion of Hale and Dorr.

23.1      Consent of Hale and Dorr (included in Exhibit 5.1).

23.2      Consent of Coopers & Lybrand.

23.3      Consent of Arthur Andersen LLP.

23.4      Consent of Gustavo Casado, Certified Public Accountant.

24.1 Power of Attorney (included in the signature pages of this Registration Statement).

-----------------------

(1) Incorporated herein by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form S-1
      (File No. 33-85688).

(2) Incorporated herein by reference to Exhibit 3.4 to the Registrant's Registration Statement on Form S-1
      (File No. 33-85688).

(3) Incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1
      (File No. 33-85688).